Exhibit 99.1

FOR IMMEDIATE RELEASE	TSX: CTI & OTCBB: CHKT

CHEMOKINE THERAPEUTICS TO PRESENT NEW DATA ON ITS LEAD ANTI CANCER DRUG AT THE 2006 CONFERENCE ON ANGIOGENESIS IN MIAMI

Vancouver, BC (January 17, 2006) – Chemokine Therapeutics Corp. (the Company) (TSX: CTI; OTCBB: CHKT), a biotechnology company developing drugs in the field of chemokines, today announced that the 2006 Miami Biotechnology Winter Conference on Angiogenesis in Cancer and Vascular Disease has accepted the results of a research study of Chemokine Therapeutics' first lead drug candidate, CTCE-9908, for public presentation. The presentation, entitled “The CXCR4 Antagonist CTCE-9908 Inhibits SDF-1-Induced Angiogenesis”, will be presented on Tuesday February 7th in Miami, FL

It has been demonstrated that the chemokine SDF-1 is critical for both the migration and attachment of cancer cells to normal tissue and the formation of new blood vessels needed to provide nutrients to cancer cells. Chemokine Therapeutics has designed CTCE-9908, an inhibitor of SDF-1, to block the spread of certain common cancers by inhibiting their metastasis and growth.

In summary, Chemokine Scientists have discovered that CTCE-9908 has exhibited potent anti-angiogenic activity, thus preventing the formation of blood vessels needed for blood supply to new tumors. The new results suggest that CTCE-9908 may also affect cancer growth by interrupting blood supply to tumors.

Dr. Hassan Salari, Chemokine Therapeutics President and Chief Executive Officer commented. “Successful treatment of cancer requires both prevention of tumor migration and blockage of tumor blood supply. This can provide a powerful approach to the management of cancer. There are very few drugs that have such properties; therefore we are hopeful that CTCE-9908 may be able to address these needs”.

The text of this presentation is available through the symposium website at http://www.med.miami.edu/mnbws/index.asp, or through contacting fbell@chemokine.net.

About CTCE-9908

CTCE-9908 is a small peptide analog of Chemokine SDF-1 produced through rational based drug design to specifically block the function of CXCR4 receptors found on many common cancers.  Leading cancer researchers have demonstrated that high CXCR4 expression in cancer cells is correlated to tumor progression, high metastasis rate and low survival rate. Blockage of CXCR4 reduces the growth of tumors by reducing blood vessel growth (anti-angiogenesis) which carries vital nutrients to a tumor. The Company has completed a Phase I, dose-escalation clinical trial using CTCE-9908 in healthy volunteers. The completed single dose Phase I clinical trial demonstrated CTCE-9908 to be safe and well tolerated by the study subjects.  A Phase Ib/II clinical trial that is designed to demonstrate safety as well as to explore early signs of efficacy after repeat administration of CTCE-9908 in a late stage cancer setting is planned to launch during the first quarter of this year.

About Chemokine Therapeutics Corp. (TSX: CTI, OTCBB: CHKT)

Chemokine Therapeutics is a product-focused biotechnology company developing drugs that harness the therapeutic potential of stem cells through chemokine pathways. Chemokines are a class of proteins which signal biological responses from stem cells that play a critical role in the growth, differentiation, and maturation of cells necessary for fighting infection, as well as tissue repair and regeneration.  Stem cells are the master primitive cells that give rise to all of the cells and organs in the body. Chemokines are one of the major mediators of stem cell activity including stem cell growth, differentiation and maturation. Chemokine Therapeutics is a leader in research in this field. The Company has five products with two lead product candidates in clinical trials; CTCE-0214, for enhancing the immune system, and CTCE-9908, to prevent the spread of cancer and its continued growth. For more information, please visit its website at www.chemokine.net.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Corporate Contact: Frederica Bell Director, Investor Relations Chemokine Therapeutics Corp. (604)827-3131 fbell@chemokine.net	Michael Wachs Public Relations CEOcast, Inc (212) 732-4300 mwachs@ceocast.com